UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2012 (June 12, 2012)

CROGHAN BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

OHIO	0-20159	31-1073048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

323 CROGHAN STREET, FREMONT, OHIO		43420
(Address of principal executive offices)		(Zip Code)

(419) 332-7301

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Announcement of Quarterly Dividend

On June 12, 2012, the Board of Directors of Croghan Bancshares, Inc. approved the declaration of a shareholder dividend for the second quarter of 2012. The second quarter dividend of $.32 per share will be payable on July 31, 2012 to shareholders of record on July 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROGHAN BANCSHARES, INC.

Date: June 18, 2012	By:	/s/ Kendall W. Rieman
Kendall W. Rieman, Treasurer